Exhibit 15





Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:  The Southland Corporation Form 10-Q

We are aware that our report dated August 4, 1997 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of June 30, 1997, and the related condensed consolidated statements of earnings for the three-month and six-month periods ended June 30, 1997 and 1996, and the condensed consolidated statements of cash flows for the six-month periods ended June 30, 1997 and 1996, included in this Form 10-Q, is incorporated by reference in the following registration statements.

							    REGISTRATION NO.
							    ----------------
     On Form S-8 for:

	  Post-Effective Amendment No. 3 to The Southland
	  Corporation Equity Participation Plan                  33-23312

	  Post-Effective Amendment No. 1 to The Southland
	  Corporation Grant Stock Plan                           33-25327

	  The Southland Corporation 1995 Stock Incentive Plan    33-63617

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.
Dallas, Texas
August 7, 1997



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